For immediate release, Monday, December 17, 2012

Media Contacts:

Les Goldman 202-841-7909	Beverly Jedynak 312-943-1123
lgoldman@nwbio.com	bjedynak@janispr.com

Northwest Biotherapeutics

To Ring The NASDAQ Stock Market Opening Bell

BETHESDA, MD, Monday, December 17, 2012 – Northwest Biotherapeutics, Inc. (NASDAQ: NWBO; NWBOW) (NW Bio), a biotechnology company developing DCVax® personalized immune therapies for cancer, announced today that it is scheduled to ring The NASDAQ Stock Market Opening Bell on Tuesday, December 18, 2012 to celebrate the Company’s recent financing and up-listing to the NASDAQ Capital Market. NW Bio’s common stock and warrants began trading on NASDAQ on December 7, 2012.

Interested parties may access the NASDAQ MarketSite webcam feed to view the ceremony live by launching this link, http://www.nasdaq.com/about/marketsitetowervideo.asx at 9:20 a.m. EST. To watch, under the heading MarketSite at the bottom of the page click on Windows Media Player.

"It is an honor to ring the NASDAQ Opening Bell, celebrating our new Listing and major related accomplishments strengthening our balance sheet by removing over $35 million of debt and closing on $13.8 million in new equity investment,” commented Linda F. Powers, CEO of NW Bio. “This NASDAQ Listing will enable us to reach a much broader range of both institutional and retail investors, and help us continue to accelerate our development of DCVax® immune therapies for all solid tumor cancers, building our Company’s position at the forefront of this important new class of treatments in both the U.S. and Europe.”

About Northwest Biotherapeutics, Inc.

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe.  The Company has a broad platform technology for DCVax® dendritic cell-based vaccines.  The Company's lead program is a 300-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM).  GBM is the most aggressive and lethal brain cancer.  The Company also previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer, and clearance from the FDA for Phase I/II trials in multiple other cancers.  The Company has also conducted a Phase I/II trial with DCVax® for metastatic ovarian cancer.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients with GBM using DCVax® and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as "expect," "believe," "intend," "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the Company's ability to raise additional capital, risks related to the Company's ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the timely performance of third parties, and whether the Company's products will demonstrate safety and efficacy.  Additional information on these and other factors, including Risk Factors, which could affect the Company's results, is included in its Securities and Exchange Commission ("SEC") filings.  Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.  You should not place undue reliance on any forward-looking statements.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.